Exhibit 10.86

SECOND AMENDMENT TO LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"),  is effective as of March 30, 2020 and is entered into by and between CDOR KCI LOFT, LLC, a Delaware limited liability company ("CDOR KCI") and TRS KCI LOFT, LLC, a Delaware limited liability company ("TRS KCI", and together with CDOR KCI, individually a "Borrower" and collectively, the "Borrowers") and GREAT WESTERN BANK ("Bank").

PRELIMINARY STATEMENTS.  Borrowers and Bank entered into a Loan Agreement dated as of December 14, 2016, as amended by a First Amendment to Loan Agreement dated as of March 8, 2019  (and as amended by any and other modifications or amendments thereto is hereinafter referred to as the "Loan Agreement"; the terms defined in the Loan Agreement are used herein as therein defined).  Borrowers and Bank have agreed to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, Borrowers and Bank agree as follows:

SECTION 1.Payment Deferral. Notwithstanding any provision contained in the Loan Agreement to the contrary, Bank hereby defers the monthly principal and interest payments due pursuant to Sections 2.01(d) and 2.02(d) of the Loan Agreement on April 1, 2020, May 1, 2020 and June 1, 2020. Borrowers shall commence making the monthly principal and interest payments due pursuant to Sections 2.01(d) and 2.02(d) of the Loan Agreement on July 1, 2020 by automatically transferring such payments to Bank from Borrowers’ account with Huntington National Bank. Notwithstanding such payment deferral, interest will continue to accrue on the Loans in accordance with Sections 2.01(c) and 2.02(c), as applicable and the outstanding unpaid principal and any accrued and unpaid interest on the Loans shall be paid on the Maturity Date or the Extended Maturity Date, as applicable.

SECTION 2. Amendment to Section 5.01 of the Loan Agreement.  Section 5.01(k) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(k)Debt Service Coverage Ratio.  Maintain (i) a Debt Service Coverage Ratio (pre-distribution) of not less than (A) 1.00 to 1.00 as of the end of the fiscal quarters ending September 30, 2020 and December 31, 2020, respectively and  (B)  1.35 to 1.00 as of the end of fiscal quarter ending March 31, 2021 and each fiscal quarter thereafter and (ii) a Debt Service Coverage Ratio (post-distribution) of not less than 1.05 to 1.00 as of the end of fiscal quarter ending March 31, 2021 and each fiscal quarter thereafter.

Notwithstanding any provision contained in this Loan Agreement to the contrary, for purposes of the Debt Service Coverage Ratio calculated as of September 30, 2020, the term "Adjusted Net Operating Income"  shall be defined as follows:

"Adjusted Net Operating Income"  means the net operating income of Borrowers as of the end of the end of the fiscal quarter ending September 30, 2020, for the preceding three (3) month period, annualized, minus (a) an amount equal to four percent (4%) of gross room revenues from Hotel for furniture, fixtures and equipment reserve and (b) an amount equal to four percent (4%)

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of gross room revenues from the Hotel for management fees, both for the preceding twelve (12) month period.

Notwithstanding any provision contained in this Loan Agreement to the contrary, for purposes of the Debt Service Coverage Ratio calculated as of December 31, 2020, the term "Adjusted Net Operating Income"  shall be defined as follows:

"Adjusted Net Operating Income"  means the net operating income of Borrowers as of the end of the fiscal quarter ending December 31, 2020, for the preceding six (6) month period, annualized, minus (a) an amount equal to four percent (4%) of gross room revenues from Hotel for furniture, fixtures and equipment reserve and (b) an amount equal to four percent (4%) of gross room revenues from the Hotel for management fees, both for the preceding twelve (12) month period.

For the avoidance of doubt, Borrowers and Lender agree that their intention is to deduct the referenced percentages for the furniture, fixtures and equipment reserve and the management fee once from the Hotel gross revenues when calculating “Adjusted Net Operating Income” in connection with determining the Debt Service Coverage Ratio for the applicable measuring period.

SECTION 3. Waiver. Borrowers have notified Bank that, due to the COVID-19 pandemic and associated restrictions on travel and public gatherings, Borrower anticipates it will not meet the Debt Service Coverage Ratio covenants in Section 5.01(k) of the Loan Agreement and Condor will not meet the Condor Debt Service Coverage Ratio convent in Section 5.01(l) of the Loan Agreement for the fiscal quarters ending on March 31, 2020 and June 30, 2020, respectively.  Bank hereby waives, on a limited one-time basis, the Borrowers’ compliance with Section 5.01(k) of the Loan Agreement and Condor’s compliance with Section 5.01(l) of the Loan Agreement for the fiscal quarters ending on March 31, 2020 and June 30, 2020, respectively.  Bank agrees that the failure by Borrowers and Condor to comply with Section 5.01(k) and Section 5.01(l), respectively, of the Loan Agreement during the fiscal quarters ending on March 31, 2020 and June 30, 2020, respectively shall not constitute an Event of Default under the Loan Agreement. The foregoing waiver shall terminate and be of no further force or effect in the event any of the information given by Borrowers to Bank in connection with the request for waiver shall have been materially incorrect.

SECTION 4. Representations and Warranties of Borrowers.  Each Borrower represents and warrants as follows:

(a)Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)The execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby, are within such Borrower's powers, have been duly authorized by all necessary action and do not contravene such Borrower's Organization Documents, or any law or any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation of any

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lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby.

(d)This Amendment and the Loan Agreement, as amended hereby, constitute, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

(e)There is no pending or threatened action or proceeding affecting such Borrower before any arbitrator or Governmental Authority, which may materially adversely affect the financial condition or operations of such Borrower.

(f)No Event of Default under the Loan Agreement has occurred and is continuing.

SECTION 5.Effectiveness.  This Amendment shall become effective when and only when Bank shall have received counterparts of this Amendment duly executed by Borrowers and a modification fee in the amount of $500 and Bank’s legal counsel has received all legal fees incurred in connection with the NexPoint sale (including the release documents and consent to change in property manager) and this Second Amendment.

SECTION 6.Reference to and Effect on the Loan Agreement.

(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

SECTION 7.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 8.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of Nebraska.

SECTION 9.Costs and Expenses.  Borrowers agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of

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counsel for Bank with respect thereto and with respect to advising Bank as to its rights and responsibilities under this Amendment.

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[BORROWERS SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

CDOR KCI LOFT, LLC, a Delaware limited liability company

By:  __/s/ Bill Blackham______________________

Name: Bill Blackham

Its:  President

TRS KCI LOFT, LLC, a Delaware limited liability company

By:  ___/s/ Bill Blackham_____________________

Name: Bill Blackham

Its:  President

GUARANTOR CONSENT

The  undersigned hereby (i) acknowledges and consents to this Second Amendment to Loan Agreement and (ii) confirms that the undersigned's Guaranty remains in full force and effect and guarantees all obligations of Borrower under the Loan Agreement as amended.

GUARANTOR:

CONDOR HOSPITALITY TRUST, INC., a Maryland corporation

By:__/s/ Bill Blackham___________________

Name: Bill Blackham

Its:  President

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[BANK SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AGREEMENT]

BANK:

GREAT WESTERN BANK, a South Dakota corporation

By:  /s/ Kraig Williams

Kraig Williams, SVP Commercial Real Estate

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